Exhibit 10.1

AMENDMENT NO.2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 effective as of January 10, 2025 (this “Amendment”), to the Employment Agreement, dated February 1, 2015, as amended by the amendment dated July 27, 2023 (the “Agreement”), is entered into by and between bioAffinity Technologies Inc. (the “Company”) and Maria Zannes (the “Employee”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the parties desire to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1. The first sentence of Section 4 of the Agreement is hereby deleted and replaced with the following:

“From and after the date of this Amendment and during the Employment Term, the Company shall pay Employee a base salary at the annual rate of Three Hundred Thousand Dollars ($300,000.00) per year, or such higher rate as may be determined from time-to-time by the Company (“Base Salary”). In addition, the increase in Base Salary shall be retroactive to November 1, 2024.

2. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

4. This Amendment is made and shall be construed and performed under the laws of the remaining provisions will nevertheless continue to be valid and enforceable in the State of New York without regard to its choice or conflict of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BIOAFFINITY TECHNOLOGIES INC.

By:	/s/ Michael Edwards
Name:	Michael Edwards
Title:	Chief Financial Officer

/s/ Maria Zannes
Maria Zannes